Exhibit 99.1

BRIGHT GREEN CORPORATION GAINS MOMENTUM FOR THEIR “DRUGS MADE IN AMERICA” PLATFORM WITH APPROVAL FOR THE RESEARCH, PRODUCTION AND MANUFACTURING OF ALL SCHEDULE I AND SCHEDULE II PLANT-BASED DRUGS

BRIGHT GREEN CORPORATION BREAKS NEW GROUND IN DOMESTIC PHARMACEUTICAL PRODUCTION

GRANTS, N.M., Feb. 22, 2024 (GLOBE NEWSWIRE) — Bright Green Corporation (Nasdaq: BGXX) (“Bright Green” or the “Company”) company announced today that final approval has been received from the New Mexico Board of Pharmacy and the DEA for unique licensing that allows Bright Green to register, license, and authorize Schedule I and Schedule II plant-based drugs and Active Pharmaceutical Ingredients (APIs) for research, production, and manufacturing purposes. Schedule I Substances include Psilocybin, psilocybin, mescaline, peyote, ibogaine Schedule II Substances: Opium, poppy straw, raw opium, opium extracts, powdered opium, granulated opium, tincture of opium, opium fluid extracts, opium straw concentrates, pending: erythroxylon coca (cocaine)

Building on previous regulatory milestones like DEA registration for Cannabis, Bright Green was able to successfully navigate the uncharted territory of introducing additional controlled substances, even amidst high levels of uncertainty and complex pending policy changes at the federal level. Achieving this substantial approval allows Bright Green to bring their deep expertise to these issues to help propel our Drugs Made in America movement forward. The company believes this effort will help address the supply chain shortage for plant-based medicines while establishing Bright Green Corporation as the frontrunner for a share of the well-established assessable market in the U.S. worth billions that is currently served extensively by imports.

The research will be conducted the Company’s C2 team in Albuquerque, New Mexico, and the reshoring of production and manufacturing to the U.S. will take place at the company’s Grants, New Mexico facility. Medical plants will be produced in climate-controlled glass greenhouses engineered to ensure quality and predictability, laying a roadmap for guaranteed supply contracts with both federal government entities and other pharmaceutical interests. Bright Green expects to be the first company in almost 100 years to produce, manufacture and supply API for Schedule I and Schedule II controlled substances and to deliver on contracts of this type.

“As we undergo an expansion of our infrastructure, we plan to leverage the capital to be raised from our exclusive EB-5 partnership with Asia Capital Pioneers Group, as well as funding from federal agencies”, said Groovy Singh, CEO of Bright Green. “The modular design of our facilities positions us to scale with demand and ensure that as production grows, so does our capacity to create jobs in direct correlation with EB-5 capital availability in a methodical phased approach.”

Read more about the current state of pharmaceutical imports to the U.S. here.

About Bright Green

Bright Green is one of the very few companies selected by the US government to grow, manufacture, and sell, legally under federal and state laws, cannabis and cannabis-related products for research, pharmaceutical applications and affiliated export. Our approval based on already agreed terms from the U.S. Drug Enforcement Administration gives us the opportunity to advance our vision of improving quality of life through the opportunities presented by cannabis-derived therapies. To learn more, visit www.brightgreen.us.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management as of such date. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” “shall” and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control. Such forward looking statements include, but are not limited to, the ability of the Company to raise funds under the Company’s EB-5 program, the impact that new officers, directors and employees may have on the Company and the Company’s business and results of operations, and the impact of the New Mexico Board of Pharmacy and DEA approvals. The Company’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in the Company’s Annual Report on Form 10-K and Quarterly Report on Form 10-Q, as amended and supplemented, as well as other documents that may be filed by the Company from time to time with the SEC. The forward-looking statements included in this press release represent the Company’s views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its views to change. The Company undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this press release. Additional information regarding these and other factors that could affect the Company’s results is included in the Company’s SEC filings, which may be obtained by visiting the SEC’s website at www.sec.gov.

Media Contacts: Interdependence Public Relations Owen Phillips /

Grace Connor BrightGreen@Interdependence.com
(310) 745-1407

Media Inquiries & Investor Relations Contact
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